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|   THE PENN STREET FUND, INC.                                  |
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|      THIS CERTIFIES THAT____________________________ is the   |
|      Registered owner of____________________________ shares   |
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|   of the Global Equity Portfolio of the par value of $0.01    |
|   per share.  Transferable on the books of the Corporation    |
|   by the holder hereof in person, or by his duly authorized   |
|   attorney upon surrender of the Certificate properly         |
|   endorsed.                                                   |
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|       IN WITNESS WHEREOF, the Corporation has caused this     |
|   Certificate to be executed by its duly authorized officers  |
|   by their facsimile signature and the facsimile seal to be   |
|   printed hereon.                                             |
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|   The Corporation will provide the owner of this certificate  |
|   upon request and without charge, with a full written        |
|   statement of the rights, powers, limitations and            |
|   restrictions of the Global Equity Portfolio shares in       |
|   accordance with section 2-211 of the Maryland General       |
|   Corporation Law.                                            |
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|                     PRESIDENT                                 |
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|                     TREASURER                                 |
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